Exhibit 32.2

The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349).

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re: BayCorp Holdings, Ltd.

Ladies and Gentlemen:


     In connection with the Quarterly Report of BayCorp Holdings, Ltd. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrycia T. Barnard, Vice President of Finance and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of BayCorp Holdings, Ltd. as of June 30, 2003.



Date:  August 12, 2003        /s/ Patrycia T. Barnard
                              -----------------------
                              Patrycia T. Barnard
                              Vice President of Finance and Treasurer
                              (chief accounting officer)






A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BayCorp Holdings, Ltd. and will be retained by BayCorp Holdings, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.